UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Media General, Inc.

(Name of Registrant as Specified In Its Charter)

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Marshall N. Morton

President

Chief Executive Officer

March 19, 2008

Dear Fellow Employees,

The Media General 2007 Annual Report and Proxy Statement are being mailed today to employees’ homes, along with a letter explaining our opposition to the slate of nominees proposed by the Harbinger hedge fund.

Each document has been posted to our Web site, www.mediageneral.com. Please visit the links below to read each document at your convenience.

Annual Report

Media General Letter to Stockholders

Proxy Statement

In addition to reviewing last year’s financial results, the Annual Report covers significant company developments, our growth strategy, and the multiple initiatives that are transforming the company to meet the challenges of our rapidly evolving industry, including:

•	Adopting an innovative “Web-First” strategy in all of our newsrooms

•	Expanding the creation of new print, broadcast and online products to reach untapped audiences

•	Completing the conversion to digital transmission at our television stations and launching high-definition newscasts in five markets

•	Obtaining permanent waivers from the FCC for our existing convergence markets

•	Launching a multifaceted partnership with Yahoo! to provide new opportunities for online revenue growth

If you participate in the MG Advantage 401(K) Plan, you will receive a proxy statement and proxy card. I encourage you to vote “FOR” our proposed slate of Directors. Please promptly complete and return the Media General proxy card.

I want to reiterate that Harbinger cannot, under any circumstances, forcibly gain control of Media General. But the Harbinger effort is distracting for investors, and it is expensive for the Company.

No matter what, we will continue delivering excellent local content in strong growth markets over multimedia platforms. We will continue leveraging the strengths of our newspapers, broadcasting and online platforms, along with other targeted products and services, to reach more people in more ways in all of our markets. And we will continue to be the best source for our advertisers to target consumers through whatever channels work best for them. By using our relationships, our knowledge and our skills to address our customers’ needs, we are strengthening our leadership in the marketplace.

Thank you for your role in providing exceptional service to our readers, viewers, users and advertisers. With the help of all employees, we shall remain a vital and important part of the communities we serve.

Yours sincerely,

Marshall N. Morton President and Chief Executive Officer